Exhibit 99.4

REVOCABLE PROXY

ABINGTON COMMUNITY BANCORP, INC.

[ X ] Please Mark Votes

As in This Example

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABINGTON COMMUNITY BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________ __, 2007 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Abington Community Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Abington Community Bancorp, Inc. held of record by the undersigned on __________ __, 2007 at the Special Meeting of Shareholders to be held at the ____________________, located at ____________________, ____________________, Pennsylvania on ______________, ______, ___, 2007, at __:__ __.m., Eastern Daylight Time, or at any adjournment thereof.

1.

Approval of a Plan of Conversion and Reorganization (the “Plan of Conversion”) and the transactions contemplated thereby pursuant to which, in a series of substantially simultaneous and interdependent transactions: (i) Abington Bank will make an election, pursuant to Section 10(l) of the Home Owners’ Loan Act, as amended, to be treated as a savings association and Abington Mutual Holding Company will merge with and into a federal chartered mutual holding company and then convert to a federally chartered interim stock savings bank and Abington Community Bancorp, Inc. will merge with and into a federally chartered mid-tier holding company and then convert to a federally chartered interim stock savings bank and, immediately thereafter, each will merge with and into Abington Bank, with Abington Bank being the surviving entity; (ii) Abington Bancorp, Inc., a newly formed Pennsylvania-chartered stock corporation and subsidiary of Abington Bank, will form a Pennsylvania-chartered interim stock savings bank as a wholly owned subsidiary, which will merge with and into Abington Bank, with Abington Bank as the surviving entity; and (iii) the outstanding shares of common stock of Abington Community Bancorp, Inc. (other than those held by Abington Mutual Holding Company which will be canceled) will be converted into shares of common stock of Abington Bancorp, Inc. pursuant to an exchange ratio.

[	] FOR	[	] AGAINST	[	] ABSTAIN

The information proposals 1A through 1D, below, are for informational purposes only and may not be voted upon by shareholders because Office of Thrift Supervision regulations governing mutual-to-stock conversions do not provide for votes other than Proposal 1.

1A.	Increasing the authorized capital stock to 20,000,000 shares of serial preferred stock and 80,000,000 shares of common stock.

1B.

Provision in the Articles of Incorporation of Abington Bancorp that mergers, consolidations, share exchanges and other specified transactions must be approved by the affirmative vote of 75% of the voting shares, as defined, unless such transaction is recommended by at least two-thirds of the board of directors.

1C.          A provision in the Articles of Incorporation of Abington Bancorp that amendments to specified provisions of the articles of incorporation must be approved by at least 75% of the shares entitled to vote unless such amendment has been approved by 80% of the board of directors.

1D.         A provision in the Articles of Incorporation of Abington Bancorp requiring that amendments to specified provisions of the bylaws must, in order to be approved by shareholders, be approved by at least 75% of the Voting Shares, as defined.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" approval of the Plan of Conversion.

THE SHARES OF ABINGTON COMMUNITY BANCORP'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Abington Community Bancorp, Inc. called for __________ __, 2007, the accompanying Proxy Statement/Prospectus prior to the signing of this proxy.

Please be sure to date this Proxy and sign in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

.........................................................................................................................................................................

    Detach above card, sign, date and mail in postage paid envelope provided.

ABINGTON COMMUNITY BANCORP, INC.

Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY

MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________________________________

___________________________________________________

___________________________________________________

L:\1922\REVPROX-htw-C14.doc